FOR IMMEDIATE RELEASE

>   GLOBAL HEADQUARTERS:

    200 INNOVATION WAY,

    AKRON, OHIO 44316-0001

>   MEDIA WEBSITE:

    WWW.GOODYEARNEWSROOM.COM

>   MEDIA CONTACT:

    ED MARKEY

    330.796.8801

    EMARKEY@GOODYEAR.COM

>   ANALYST CONTACT:

    NICHOLAS MITCHELL

    330.796.5512

    NICHOLAS_MITCHELL@GOODYEAR.COM

Exhibit 99.1

NEWS RELEASE

GOODYEAR REPORTS THIRD QUARTER 2020 RESULTS

– Volume improved throughout the third quarter; total unit volume down 9% versus 2019

– Third quarter working capital significantly better than expected; source of cash for the quarter

– Cash and liquidity position maintained; $4.2 billion available at quarter end

– Strong net cost savings in the third quarter, including benefit of rationalization savings

– Record consumer replacement volume in China

AKRON, Ohio, Oct. 30, 2020 – The Goodyear Tire & Rubber Company today reported results for the third quarter and first nine months of 2020.

“Our results reflect increasing momentum as the global tire industry recovered more quickly than we expected during the quarter, led by the Americas,” said Richard J. Kramer, chairman, chief executive officer and president. “We are taking every opportunity to continue building our business for the long term, while generating significant cost savings and free cash flow,” added Kramer.

Goodyear’s third quarter 2020 sales were $3.5 billion, down 9% from a year ago. The decline was driven by lower volume, unfavorable foreign currency translation and reduced sales from other tire-related businesses. These factors were partially offset by improvements in price/mix.

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Tire unit volumes totaled 36.6 million, down 9% from the prior year’s period. Industry demand during the quarter was affected by the continued economic disruption resulting from the COVID-19 pandemic. Replacement tire shipments declined 9%, reflecting the impact of lower consumer demand, temporary third-party retail store closings in the U.S., and actions taken to align European distribution. Original equipment unit volume decreased 9%, driven by reduced vehicle production.

Goodyear’s third quarter 2020 net loss was $2 million (1 cent per share) compared to net income of $88 million (38 cents per share) a year ago. The decrease was driven by a decline in segment operating income. Third quarter 2020 adjusted net income was $24 million (10 cents per share), compared to adjusted net income of $105 million (45 cents per share) in 2019. Per share amounts are diluted.

The company reported segment operating income of $162 million in the third quarter of 2020, down $132 million from a year ago. The decline primarily reflects lower volume, reduced factory utilization and lower earnings from other tire-related businesses. These factors were partially offset by the benefits of cost saving actions, including ongoing rationalization plans, and improved price/mix.

Year-to-Date Results

Goodyear’s sales for the first nine months of 2020 were $8.7 billion, a 21% decline from the 2019 period, driven by lower volume, reduced sales from other tire-related businesses and unfavorable foreign currency translation. These factors were partially offset by improvements in price/mix.

Tire unit volumes totaled 88.3 million, down 24% from 2019. Replacement tire shipments decreased 21%, primarily reflecting lower industry demand. Original equipment volume declined 31%, driven by lower global vehicle production.

Goodyear’s net loss was $1.3 billion for the first nine months of 2020 ($5.62 per share) compared to net income of $81 million (35 cents per share) in the prior year’s period. The first nine months of 2020 included several significant items, including a non-cash charge of $295 million related to a valuation allowance on certain deferred tax assets for foreign tax credits, a non-cash impairment charge of $182 million to reduce the carrying value of goodwill in the EMEA business, a non-cash impairment charge of $148 million to reduce the carrying value of an equity interest in TireHub, and rationalization charges of $133 million, primarily associated with the closure of a manufacturing facility in Gadsden, Alabama. Goodyear’s net income for the comparable period in 2019 included rationalization charges of $128 million, primarily related to a plan to modernize two tire manufacturing facilities in Germany. Goodyear’s adjusted net loss for the first nine months of 2020 was $550 million ($2.35 per share), compared to adjusted net income of $208 million (89 cents per share) in the prior year’s period. Per share amounts are diluted.

The company reported a segment operating loss of $316 million for the first nine months of 2020, down $1.0 billion from a year ago. The decrease was primarily due to lower volume, reduced factory utilization and lower earnings from other tire-related businesses. These factors were partially offset by lower SAG, driven by reduced payroll and advertising expenses, and the benefits of cost saving actions, including ongoing rationalization plans.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income (Loss) and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings (Loss) per Share, reflecting the impact of certain significant items on the 2020 and 2019 periods.

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Business Segment Results

Americas

	Third Quarter		Nine Months
(in millions)	2020	2019	2020	2019
Tire Units	16.2	17.9	39.2	51.7
Net Sales	$1,823	$2,049	$4,630	$5,896
Segment Operating Income (Loss)	106	175	(181)	398
Segment Operating Margin	5.8%	8.5%	(3.9)%	6.8%

Americas’ third quarter 2020 sales of $1.8 billion were 11% lower than in the previous year, driven by lower volume, unfavorable foreign currency translation and reduced sales from other tire-related businesses. These factors were partially offset by improvements in price/mix. Tire unit volume declined 10%. Replacement tire shipments decreased 12%, reflecting weak retail demand and temporary third-party retail store closings in the U.S. Original equipment unit volume was essentially flat, as the impact of weak industry demand in Brazil offset a 7% increase in U.S. consumer OE shipments.

Third quarter 2020 operating income of $106 million was down $69 million from the prior year’s quarter. The decline was driven by reduced factory utilization and lower volume. These factors were partially offset by the benefits of cost saving actions, lower SAG and improved price/mix.

Europe, Middle East and Africa

	Third Quarter		Nine Months
(in millions)	2020	2019	2020	2019
Tire Units	13.2	14.5	32.1	42.1
Net Sales	$1,156	$1,205	$2,827	$3,567
Segment Operating Income (Loss)	22	66	(141)	164
Segment Operating Margin	1.9%	5.5%	(5.0)%	4.6%

Europe, Middle East and Africa’s third quarter 2020 sales decreased 4% from last year to $1.2 billion due to lower volume, partially offset by improvements in price/mix. Tire unit volume decreased 9%. Replacement tire shipments fell 8%, driven by lower industry demand and the impact of the company’s previously announced initiative to align distribution in Europe. Original equipment unit volume decreased 11%, driven by lower vehicle production.

Third quarter 2020 segment operating income of $22 million was down $44 million from the prior year’s quarter, driven by the impact of lower volume, including reduced factory utilization, partially offset by lower raw material costs and improved price/mix.

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Asia Pacific

	Third Quarter		Nine Months
(in millions)	2020	2019	2020	2019
Tire Units	7.2	7.9	17.0	21.9
Net Sales	$486	$548	$1,208	$1,569
Segment Operating Income	34	53	6	141
Segment Operating Margin	7.0%	9.7%	0.5%	9.0%

Asia Pacific’s third quarter 2020 sales decreased 11% to $486 million, driven by lower volume. Tire unit volume declined 9%. Original equipment unit volume declined 16%, driven by China and India. Replacement tire shipments decreased 4%, driven by lower industry demand in Japan. In China, consumer replacement volume set a new record, increasing 19% over the prior year.

Third quarter 2020 segment operating income of $34 million was down $19 million from the prior year’s quarter. The decline primarily reflects lower unit volume, unfavorable price/mix and reduced factory utilization. These factors were partially offset by lower raw material costs and lower SAG.

Cash Flow and Liquidity

The company delivered strong cash flow during the third quarter, as it benefited from improved working capital and stronger-than-planned industry demand. Cash generated through operating activities totaled $581 million and capital expenditures of $124 million were down from $160 million in 2019. In August, the company repaid its $282 million 8.75% senior notes at maturity.

As of Sept. 30, 2020, the company had total liquidity of $4.2 billion, including $1.1 billion of cash and cash equivalents. In comparison, the company had $3.9 billion and $3.4 billion in total liquidity at June 30, 2020, and Sept. 30, 2019, respectively.

Conference Call

Goodyear will hold an investor conference call at 9:15 a.m. EDT today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations website: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; Darren R. Wells, executive vice president and chief financial officer; and Christina L. Zamarro, vice president, finance and treasurer.

Investors, members of the media and other interested persons can access the conference call on the website or via telephone by calling either (800) 895-3361 or (785) 424-1062 before 9:05 a.m. EDT and providing the Conference ID “Goodyear.” A taped replay will be available by calling (800) 926-1902 or (402) 220-5398. The replay will also remain available on the website.

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About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 62,000 people and manufactures its products in 46 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: the impact on us of the COVID-19 pandemic; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2020	2019	2020	2019
NET SALES	$3,465	$3,802	$8,665	$11,032
Cost of Goods Sold	2,775	2,965	7,543	8,699
Selling, Administrative and General Expense	555	572	1,587	1,705
Goodwill and Other Asset Impairments	—	—	330	—
Rationalizations	25	21	133	128
Interest Expense	88	88	246	261
Other (Income) Expense	32	35	93	74

Income (Loss) before Income Taxes	(10)	121	(1,267)	165
United States and Foreign Tax Expense (Benefit)	(13)	31	50	63

Net Income (Loss)	3	90	(1,317)	102
Less: Minority Shareholders’ Net Income	5	2	—	21

Goodyear Net Income (Loss)	$(2)	$88	$(1,317)	$81

Goodyear Net Income (Loss) - Per Share of Common Stock
Basic	$(0.01)	$0.38	$(5.62)	$0.35

Weighted Average Shares Outstanding	234	233	234	233
Diluted	$(0.01)	$0.38	$(5.62)	$0.35

Weighted Average Shares Outstanding	234	234	234	234
Cash Dividends Declared Per Common Share	$—	$0.16	$0.16	$0.48

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In millions, except share data)	September 30,	December 31,
	2020	2019
Assets:
Current Assets:
Cash and Cash Equivalents	$1,057	$908
Accounts Receivable, less Allowance—$149 ($111 in 2019)	2,251	1,941
Inventories:
Raw Materials	479	530
Work in Process	132	143
Finished Products	1,541	2,178

	2,152	2,851
Prepaid Expenses and Other Current Assets	235	234

Total Current Assets	5,695	5,934
Goodwill	393	565
Intangible Assets	135	137
Deferred Income Taxes	1,472	1,527
Other Assets	805	959
Operating Lease Right-of-Use Assets	852	855
Property, Plant and Equipment, less Accumulated Depreciation – $10,576 ($10,488 in 2019)	6,840	7,208

Total Assets	$16,192	$17,185

Liabilities:
Current Liabilities:
Accounts Payable – Trade	$2,330	$2,908
Compensation and Benefits	554	536
Other Current Liabilities	873	734
Notes Payable and Overdrafts	529	348
Operating Lease Liabilities due Within One Year	196	199
Long Term Debt and Finance Leases due Within One Year	411	562

Total Current Liabilities	4,893	5,287
Operating Lease Liabilities	685	668
Long Term Debt and Finance Leases	5,708	4,753
Compensation and Benefits	1,319	1,334
Deferred Income Taxes	80	90
Other Long Term Liabilities	468	508

Total Liabilities	13,153	12,640
Commitments and Contingent Liabilities
Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 233 million in 2020 and 2019	233	233
Capital Surplus	2,163	2,141
Retained Earnings	4,746	6,113
Accumulated Other Comprehensive Loss	(4,282)	(4,136)

Goodyear Shareholders’ Equity	2,860	4,351
Minority Shareholders’ Equity – Nonredeemable	179	194

Total Shareholders’ Equity	3,039	4,545

Total Liabilities and Shareholders’ Equity	$16,192	$17,185

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In millions)	Nine Months Ended
	September 30,
	2020	2019
Cash Flows from Operating Activities:
Net Income (Loss)	$(1,317)	$102
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	665	584
Amortization and Write-Off of Debt Issuance Costs	9	12
Goodwill and Other Asset Impairments	330	—
Provision for Deferred Income Taxes	10	(33)
Net Pension Curtailments and Settlements	19	1
Net Rationalization Charges	133	128
Rationalization Payments	(144)	(46)
Net (Gains) Losses on Asset Sales	2	(5)
Operating Lease Expense	217	221
Operating Lease Payments	(193)	(201)
Pension Contributions and Direct Payments	(40)	(51)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(502)	(785)
Inventories	655	(166)
Accounts Payable—Trade	(425)	(110)
Compensation and Benefits	95	129
Other Current Liabilities	75	16
Other Assets and Liabilities	172	65

Total Cash Flows from Operating Activities	(239)	(139)
Cash Flows from Investing Activities:
Capital Expenditures	(487)	(561)
Asset Dispositions	—	2
Short Term Securities Acquired	(56)	(73)
Short Term Securities Redeemed	71	67
Notes Receivable	(35)	(7)
Other Transactions	(8)	(12)

Total Cash Flows from Investing Activities	(515)	(584)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	1,555	1,451
Short Term Debt and Overdrafts Paid	(1,339)	(1,357)
Long Term Debt Incurred	5,942	4,797
Long Term Debt Paid	(5,149)	(3,941)
Common Stock Issued	—	1
Common Stock Dividends Paid	(37)	(111)
Transactions with Minority Interests in Subsidiaries	(3)	(26)
Debt Related Costs and Other Transactions	(14)	(25)

Total Cash Flows from Financing Activities	955	789
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(46)	(13)

Net Change in Cash, Cash Equivalents and Restricted Cash	155	53
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	974	873

Cash, Cash Equivalents and Restricted Cash at End of the Period	$1,129	$926

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income (Loss) and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income (Loss) is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income (Loss) as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income (Loss) divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income (Loss) and Margin are useful because they represent the aggregate value of income (loss) created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income (Loss) is Goodyear Net Income (Loss) and to Total Segment Operating Margin is Return on Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings (Loss) Per Share is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are useful because they represent how management reviews the operating results of the company excluding the impacts of non-cash impairment charges, rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

See the tables below for reconciliations of historical Total Segment Operating Income (Loss) and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share to the most directly comparable U.S. GAAP financial measures.

Segment Operating Income (Loss) and Margin Reconciliation Table

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2020	2019	2020	2019

Total Segment Operating Income (Loss)	$162	$294	$(316)	$703
Goodwill and Other Asset Impairments	—	—	(330)	—
Rationalizations	(25)	(21)	(133)	(128)
Interest Expense	(88)	(88)	(246)	(261)
Other Income (Expense)	(32)	(35)	(93)	(74)
Asset Write-offs and Accelerated Depreciation	(4)	(1)	(94)	(2)
Corporate Incentive Compensations Plans	(14)	(13)	(24)	(28)
Retained Expenses of Divested Operations	(2)	(1)	(5)	(7)
Other	(7)	(14)	(26)	(38)

Income (Loss) before Income Taxes	$(10)	$121	$(1,267)	$165
United States and Foreign Taxes (Benefit)	(13)	31	50	63
Less: Minority Shareholders’ Net Income	5	2	—	21

Goodyear Net Income (Loss)	$(2)	$88	$(1,317)	$81

Sales	$3,465	$3,802	$8,665	$11,032
Return on Sales	(0.1)%	2.3%	(15.2)%	0.7%
Total Segment Operating Margin	4.7%	7.7%	(3.6)%	6.4%

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Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Reconciliation Tables

Third Quarter 2020	Income (Loss) Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income (Loss)	Weighted Average Shares Outstanding- Diluted	Diluted EPS

(In millions, except EPS)
As Reported	$(10)	$(13)	$5	$(2)	234	$(0.01)
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	29	6		23		0.10
Pension Settlement Charges	16	4		12		0.05
Indirect Tax Settlements and Discrete Tax Items	6	15		(9)		(0.04)

	51	25	—	26		0.11

As Adjusted	$41	$12	$5	$24	234	$0.10

Third Quarter 2019	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS

(In millions, except EPS)
As Reported	$121	$31	$2	$88	234	$0.38
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	21	3		18		0.07
Beaumont, Texas Flood Effect	6	1		5		0.02
Indirect Tax Settlements and Discrete Tax Items	(1)	5		(6)		(0.02)

	26	9	—	17		0.07

As Adjusted	$147	$40	$2	$105	234	$0.45

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First Nine Months 2020	Income (Loss) Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income (Loss)	Weighted Average Shares Outstanding- Diluted	Diluted EPS

(In millions, except EPS)
As Reported	$(1,267)	$50	$—	$(1,317)	234	$(5.62)
Significant Items:
Goodwill and Other Asset Impairments	330	39		291		1.24
Indirect Tax Settlements and Discrete Tax Items	6	(277)	(1)	284		1.21
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	227	51		176		0.75
Pension Settlement Charges	19	5		14		0.06
Asset Sales	2			2		0.01

	584	(182)	(1)	767		3.27

As Adjusted	$(683)	$(132)	$(1)	$(550)	234	$(2.35)

First Nine Months 2019	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS

(In millions, except EPS)
As Reported	$165	$63	$21	$81	234	$0.35
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	130	21	1	108		0.45
Indirect Tax Settlements and Discrete Tax Items	(6)	(8)	(16)	18		0.08
Beaumont, Texas Flood Effect	6	1		5		0.02
Legal Claims Related to Discontinued Operations	5	1		4		0.02
Net Insurance Recovery from Hurricanes	(4)	(1)		(3)		(0.01)
Asset Sales	(5)			(5)		(0.02)

	126	14	(15)	127		0.54

As Adjusted	$291	$77	$6	$208	234	$0.89

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